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FRIDAY JULY 14, 2000 - PRESS RELEASE
FOR IMMEDIATE RELEASE

COMPANY CONTACT:                                     MEDIA CONTACT:
Ilia Lekach,                                         Roberta Backus
Chairman and CEO                                     Backus & Turner
E Com Ventures, Inc.                                 305-573-9996
305-889-1520                                         Roberta@backusturner.com

                E COM VENTURES, INC. ANNOUNCES THE APPOINTMENT OF
                    DELOITTE & TOUCHE LLP AS ITS NEW AUDITORS

MIAMI, July 14, 2000 --- E Com Ventures, Inc., (NASDAQ: ECMV) announced today that the Company has appointed Deloitte & Touche LLP as its auditors of record.
A. Mark Young, Chief Financial Officer, commented, "Deloitte & Touche has a fine reputation as one of the premier public accounting firms in the world. We are pleased to enter into a relationship with Deloitte & Touche".

E Com Ventures, Inc. facilitates cross marketing and cross-promotional opportunities between its member companies, e-commerce investments and its wholly owned subsidiary, Perfumania with it's approximately 1,600 employees, 260 brick and mortar stores and $190 million in annual sales. E Com Ventures, Inc. supports startups or existing B to B or B to C companies with development strategies and financial support necessary to introduce products and services into Internet businesses including marketing and technological support as well as financial participation.

THIS PRESS RELEASE MAY INCLUDE INFORMATION PRESENTED WHICH CONTAINS FORWARD-LOOKING INFORMATION, INCLUDING STATEMENTS REGARDING THE STRATEGIC DIRECTION OF THE COMPANIES. THESE COMMENTS CONSTITUTE FORWARD-LOOKING STATEMENTS (WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995), WHICH INVOLVE SIGNIFICANT RISKS AND UNCERTAINTIES. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THE INFORMATION DISCUSSED IN THESE FORWARD LOOKING STATEMENTS. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENT TO DIFFER MATERIALLY FROM THOSE DESCRIBED OR IMPLIED IN THE FORWARD-LOOKING STATEMENTS ARE GENERAL ECONOMIC CONDITIONS, COMPETITION, POTENTIAL TECHNOLOGY CHANGES, CHANGES IN OR THE LACK OF ANTICIPATED CHANGES IN THE REGULATORY ENVIRONMENT IN VARIOUS COUNTRIES, THE ABILITY TO SECURE PARTNERSHIP OR JOINT-VENTURE RELATIONSHIPS WITH OTHER ENTITIES, THE ABILITY TO RAISE ADDITIONAL CAPITAL TO FINANCE EXPANSION, AND THE RISKS INHERENT IN NEW PRODUCT AND SERVICE INTRODUCTIONS AND THE ENTRY INTO NEW GEOGRAPHIC MARKETS.

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